Exhibit 99.1

KBR Names Stuart Bradie as President and Chief Executive Officer

HOUSTON - April 9, 2014 - KBR, Inc. (NYSE: KBR) today announced that Mr. Stuart Bradie has been named President and Chief Executive Officer of KBR, Inc., effective June 2, 2014. Mr. Bradie succeeds Mr. Bill Utt, who is retiring. It is also intended that Mr. Bradie will be appointed as a member of KBR's Board of Directors when he joins KBR.

Mr. Bradie has more than 25 years of industry experience and joins KBR from WorleyParsons, where he held the position of Group Managing Director - Operations and Delivery. In that role, Mr. Bradie led the Group's global operations, project delivery and assurance. He was previously Managing Director responsible for operations in Europe, Africa, Asia and the Middle East. Before joining WorleyParsons in 2001, he held Managing Director and Country Manager positions with PT Kvaerner Indonesia and Kvaerner Philippines from 1996 to 2001. Mr. Bradie has a Bachelor Degree in Mechanical Engineering from Aberdeen University and a Master of Business Administration from the Edinburgh Business School, Heriot Watt University.

"KBR's Board of Directors is confident that Stuart is the right leader at the right time for KBR," said Mr. Loren Carroll, Chairman of the Board. "A global search quickly focused on Stuart, whose leadership and business insight impressed the Board. We're excited to have Stuart on board."

Mr. Carroll continued, "On behalf of the Board and the wider KBR team, I would like to thank Bill Utt for his service and leadership over the past eight years. As CEO, he has transformed KBR and created a strong platform for growth as we move forward."

Mr. Bradie will join KBR on June 2, 2014, and will lead the business from its global headquarters in Houston, Texas. KBR employs some 27,000 employees worldwide in locations that include North America, Asia, Australia, Africa, the Middle East, Europe, and Latin America.

"I am honored to have been appointed to lead KBR, a company with a proud 130-plus year history where employees and technologies have delivered results in over 70 countries," said Mr. Bradie.  "KBR is a strong, global company with a diverse suite of products and offerings and I am confident that KBR will continue to deliver and strengthen its position as a global leader in engineering, procurement and construction."

About KBR
KBR is a global engineering, construction and services company supporting the energy, hydrocarbons, power, industrial, civil infrastructure, minerals, government services and commercial markets. For more information, visit www.kbr.com.

Forward Looking Statement
The statements in this press release that are not historical statements, including statements regarding future financial performance and backlog information, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; the scope and enforceability of the company's indemnities from Halliburton Company; changes in capital spending by the company's customers; the company's ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates, escalating costs associated with and the performance of fixed-fee projects and the company's ability to control its cost under its contracts; claims negotiations and contract disputes with the company's customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; increased competition for employees; the ability to successfully complete and integrate acquisitions; and operations of joint ventures, including joint ventures that are not controlled by the company.

KBR's Annual Report on Form 10-K dated February 27, 2014, Form 10-Q for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013, recent Current Reports on Forms 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors that KBR has identified that may affect the business, results of operations and financial condition. Except as required by law, KBR undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contact:
Zac Nagle
Vice President, Investor Relations and Communications
713-753-5082
Investors@kbr.com

Richard Goins
Director, Corporate Communications
713-751-9471
Mediarelations@kbr.com
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